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                                                                   EXHIBIT 23.1



                           [KPMG PEAT MARWICK LLP]


                            Consent of Independent
                         Certified Public Accountants



The Board of Directors
Cole Taylor Bank:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.





Chicago, Illinois                               KPMG PEAT MARWICK LLP
February 6, 1997